Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500
FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman
(616) 863-3974

WOLVERINE WORLDWIDE REPORTS THIRD QUARTER
RESULTS IN-LINE WITH EXPECTATIONS

Company Accelerates Transformation Efforts and Updates Fiscal 2023 Guidance

ROCKFORD, Mich., November 9, 2023 – Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended September 30, 2023.

“In the third quarter, we achieved several critical milestones as we took decisive action to stabilize and transform the Company, while delivering revenue and earnings in-line with our expectations,” said Chris Hufnagel, President and Chief Executive Officer of Wolverine Worldwide. “We continued to reshape our portfolio, reduce our inventory, and redesign the Company to become consumer-obsessed brand builders – focused squarely on building compelling products and telling amazing stories. We announced additional details on these actions in another press release this morning. While market conditions remain challenging, we're taking the necessary steps to reinvigorate our brands and position the Company for profitable growth as conditions improve. We're confident in our brands, platforms, and most importantly, our people. We're executing more boldly and at a greater pace to improve our profitability and enable future investments focused on our biggest growth opportunities – all aimed at delivering greater value for our shareholders.”

FINANCIAL HIGHLIGHTS AND FULL-YEAR OUTLOOK

Financial results and guidance for 2023, and comparable results from 2022, in each case, for our ongoing business exclude the impact of Keds, which was sold in February 2023, the U.S. Wolverine Leathers business, which was sold in August 2023, the non-U.S. Wolverine Leathers business, which is the subject of a sale process, and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. Tables have been provided in the back of this release showing the impact of these adjustments on financial results for 2023 and 2022. For visibility regarding this impact on our 2023 operating results, the Company will report actual results reflecting its ongoing businesses and separately report results for Keds, which will be limited to the period through February 3, 2023 and Wolverine Leathers to the extent it owns and operates the business.

THIRD-QUARTER 2023 FINANCIAL HIGHLIGHTS

(in millions)	September 30, 2023	October 1, 2022	Y/Y Change	Constant Currency Change
Reported Segment Revenue Results:
Active Group	$328.6	$398.2	(17.5)%	(19.0)%
Work Group	$123.0	$157.8	(22.1)%	(22.6)%
Lifestyle Group	$62.8	$117.7	(46.6)%	(46.8)%
Other	$13.3	$17.7	(24.9)%	(24.9)%
Total Revenue	$527.7	$691.4	(23.7)%	(24.7)%
Ongoing Total Revenue	$519.5	$649.7	(20.0)%	(21.1)%
Supplemental Brand Revenue Information
Merrell	$157.0	$207.3	(24.3)%	(25.2)%
Saucony	$116.4	$135.3	(14.0)%	(14.6)%
Sperry	$46.2	$78.9	(41.4)%	(41.5)%
Wolverine	$56.3	$59.1	(4.7)%	(4.7)%
Sweaty Betty	$45.0	$37.8	19.0%	11.1%
Reported:
Gross Margin	40.8%	40.2%	60 bps
Operating Margin	5.2%	8.5%	(330) bps
Diluted Earnings Per Share	$0.11	$0.48	(77.1)%
Non-GAAP and Ongoing business:
Adjusted Gross Margin	41.2%	41.2%	0 bps
Adjusted Operating Margin	4.3%	9.4%	(510) bps
Adjusted Diluted Earnings Per Share	$0.07	$0.47	(85.1)%
Constant Currency Earnings Per Share	$0.11	$0.47	(76.6)%

Revenue of $527.7 million declined 23.7% versus the prior year and declined 24.7% on a constant currency basis. Revenue from the ongoing business was $519.5 million and declined 21.1% on a constant currency basis.

The Company's international revenue of $229.0 million was down 24.4% compared to the prior year and international revenue from the ongoing business of $221.8 million was down 22.3% compared to the prior year, or 24.6% on a constant currency basis. Direct-to-Consumer revenue of $136.6 million was down 14.5% compared to the prior year and down 12.8% for the ongoing business compared to the prior year.

Gross margin was 40.8% compared to 40.2% in the prior year and improved due to profit improvement initiatives and channel mix, partially offset by the sale of higher-cost inventory due to transitory supply chain costs from 2022 and higher mix of closeout sales in the quarter.

Selling, General & Administrative expenses were $188.1 million, or 35.6% of revenue. Adjusted SG&A expenses of $191.7 million or 36.9% of adjusted revenue, were 510 basis points higher than the prior year.

Inventory at the end of the quarter was $563.8 million and was down approximately 33% compared to the prior year.

Net Debt at the end of the quarter was $930 million, and liquidity was approximately $400 million. The Company's bank-defined leverage ratio was 3.4x.

FOURTH QUARTER AND FULL YEAR 2023 OUTLOOK

"Fourth quarter brand performance is expected to be mixed across the portfolio,” said Mike Stornant, Executive Vice President and Chief Financial Officer. “The Saucony and Sweaty Betty businesses have stabilized and are showing signs of improvement. However, Merrell continues to operate in a challenged outdoor category, and our Work Group brands continue to experience headwinds in wholesale demand. As a result, we are reducing our fourth quarter revenue outlook to a range of $515 million to $525 million and adjusted diluted earnings per share to a range of ($0.30) to ($0.25) for our ongoing business.”

“We are driving additional profit improvement benefits and now expect the Profit Improvement Office to deliver approximately $215 million of annualized savings in 2024. We are also improving our balance sheet metrics and are on track to achieve our year-end inventory target of $490 million. The strategic alternatives review for the Sperry brand is progressing, and we are pursuing the sale of other non-core assets in Q4.”

Full year 2023 outlook is as follows:

•Revenue from our ongoing business is expected to be approximately $2.19 billion to $2.20 billion, representing a decline of approximately 13% versus the prior year
•Gross margin is expected to be approximately 38.7%, and adjusted gross margin is expected to be approximately 39.1%
•Operating margin is expected to be approximately 4.8%, and adjusted operating margin is expected to be approximately 3.4%
•The effective tax rate is expected to be approximately 25%, and the adjusted tax rate is expected to be approximately 18%.
•Diluted earnings per share are expected to be between $0.35 and $0.40, and adjusted diluted earnings per share are expected to be between $0.05 and $0.10. These full-year EPS expectations include an approximate $0.18 negative impact from foreign currency exchange rate fluctuations.
•Diluted weighted average shares are expected to be approximately 79.4 million.
•Net Debt at year-end is expected to be approximately $850 million resulting in bank-defined leverage of approximately 3x.

NON-GAAP FINANCIAL MEASURES
Measures referred to in this release as “adjusted” financial results and the financial results of the "ongoing business" are non-GAAP measures. Adjusted financial results exclude environmental and other related costs net of recoveries, impairment of long-lived assets, reorganization costs, debt modification costs, gain on the sale of businesses, trademarks and intangible assets, Sperry® store closure costs, costs associated with divestitures and costs associated with Sweaty Betty® integration. The financial results of the ongoing business exclude financial results from the Keds business, Wolverine Leathers business and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results. The Company believes providing each of these non- GAAP measures provides valuable supplemental information regarding its results of operations, consistent with how the Company evaluates performance.
The Company has provided a reconciliation of each of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors because they increase the comparability of current period results to prior period results by adjusting for certain items that may not be indicative of core operating results and enable better identification of trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company’s website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sweaty Betty®, Sperry®, Hush Puppies®, Wolverine®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for 140 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com or visit us on Facebook, LinkedIn, and Instagram.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s outlook for 2023 including: reported and constant currency revenue; revenue from our ongoing business, reported and adjusted gross margin; reported and adjusted operating margin; effective tax rate; reported and adjusted diluted earnings per share; the impact of foreign currency exchange rate fluctuations on diluted earnings per share; and the year-end inventory target; as well as statements regarding the Company's execution of its strategies to improve profitability and enable future investments focused on its biggest growth opportunities, expected significant profit improvement in 2024, the amount and timing of transitory supply chain and excess inventory expenses and profit improvement initiative savings; and the Company’s plans to sell non-core assets and repay debt. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; the effects of COVID-19 and other health crises, on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, and numerous factors that the Company cannot accurately predict, including: the duration and scope of health crisis, the negative impact on global and regional markets, unemployment rates, consumer confidence and discretionary spending, governmental action, and the effects of health crisis on the Company’s supply chain and customers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; strategic actions, including new initiatives and ventures, acquisitions and dispositions, including the disposition of the Keds® business and of Hush Puppies® intellectual property in China, Hong Kong and Macau, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Year-To-Date Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Revenue	$527.7	$691.4	$1,716.2	$2,019.8
Cost of goods sold	312.3	413.6	1,036.7	1,173.6
Gross profit	215.4	277.8	679.5	846.2
Gross margin	40.8%	40.2%	39.6%	41.9%

Selling, general and administrative expenses	203.3	216.8	610.8	657.3
Gain on sale of business, trademarks and intangible assets	(57.7)	—	(77.8)	(90.0)
Impairment of long-lived assets	40.2	—	55.8	—
Environmental and other related costs, net of recoveries	2.3	2.2	(28.0)	32.6
Operating expenses	188.1	219.0	560.8	599.9
Operating expenses as a % of revenue	35.6%	31.7%	32.7%	29.7%

Operating profit	27.3	58.8	118.7	246.3
Operating margin	5.2%	8.5%	6.9%	12.2%

Interest expense, net	15.5	12.5	47.4	31.3
Other expense, net	2.4	2.7	3.2	2.2
Total other expenses	17.9	15.2	50.6	33.5
Earnings before income taxes	9.4	43.6	68.1	212.8

Income tax expense	0.4	4.8	16.7	41.1
Effective tax rate	4.6%	10.9%	24.5%	19.3%

Net earnings	9.0	38.8	51.4	171.7

Less: net earnings (loss) attributable to noncontrolling interests	0.4	(0.2)	(0.2)	(1.6)
Net earnings attributable to Wolverine World Wide, Inc.	$8.6	$39.0	$51.6	$173.3
Diluted earnings per share	$0.11	$0.48	$0.64	$2.12

Supplemental information:
Net earnings used to calculate diluted earnings per share	$8.4	$38.2	$50.4	$169.9
Shares used to calculate diluted earnings per share	79.5	78.9	79.4	80.2

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	September 30, 2023	October 1, 2022
ASSETS
Cash and cash equivalents	$160.4	$136.4
Accounts receivables, net	272.0	440.0
Inventories, net	563.8	880.9
Current assets held for sale	16.1	—
Other current assets	84.9	94.5
Total current assets	1,097.2	1,551.8
Property, plant and equipment, net	126.5	126.0
Lease right-of-use assets	148.7	165.0
Goodwill and other indefinite-lived intangibles	702.4	1,185.1
Other noncurrent assets	156.5	142.7
Total assets	$2,231.3	$3,170.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$433.0	$547.8
Lease liabilities	38.7	33.5
Current maturities of long-term debt	10.0	10.0
Borrowings under revolving credit agreements	370.0	740.0
Total current liabilities	851.7	1,331.3
Long-term debt	716.3	725.2
Lease liabilities, noncurrent	141.3	147.5
Other noncurrent liabilities	159.3	292.4
Stockholders' equity	362.7	674.2
Total liabilities and stockholders' equity	$2,231.3	$3,170.6

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	September 30, 2023	October 1, 2022
OPERATING ACTIVITIES:
Net earnings	$51.4	$171.7
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	26.3	25.2
Deferred income taxes	(1.6)	2.5
Stock-based compensation expense	11.8	26.4
Pension and SERP expense	1.2	7.0
Impairment of long-lived assets	55.8	—
Environmental and other related costs, net of cash payments and recoveries received	(68.8)	(35.8)
Gain on sale of business, trademarks and intangible assets	(77.8)	(90.0)
Other	(1.1)	(4.9)
Changes in operating assets and liabilities	9.8	(592.3)
Net cash provided by (used in) operating activities	7.0	(490.2)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(18.5)	(23.5)
Proceeds from sale of business, trademarks and other assets	136.0	90.0
Investment in joint ventures	—	(2.8)
Other	(1.3)	4.5
Net cash provided by investing activities	116.2	68.2

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(620.0)	(153.0)
Borrowings under revolving credit agreements	565.0	668.0
Payments on long-term debt	(7.5)	(7.5)
Payments of debt issuance costs	(0.9)	—
Cash dividends paid	(24.5)	(24.7)
Purchase of common stock for treasury	—	(81.3)
Employee taxes paid under stock-based compensation plans	(5.8)	(7.4)
Proceeds from the exercise of stock options	0.1	1.4
Contributions from noncontrolling interests	2.1	7.0
Net cash provided by (used in) financing activities	(91.5)	402.5

Effect of foreign exchange rate changes	(2.5)	(5.8)
Increase (decrease) in cash and cash equivalents	29.2	(25.3)

Cash and cash equivalents at beginning of the year	135.5	161.7
Cash and cash equivalents at end of the quarter	$164.7	$136.4

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q3 2023 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE TO ADJUSTED
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2023-Q3	Foreign Exchange Impact	Constant Currency Basis 2023-Q3	GAAP Basis 2022-Q3	Reported Change	Constant Currency Change
REVENUE
Active Group	$328.6	$(5.9)	$322.7	$398.2	(17.5)%	(19.0)%
Work Group	123.0	(0.8)	122.2	157.8	(22.1)%	(22.6)%
Lifestyle Group	62.8	(0.2)	62.6	117.7	(46.6)%	(46.8)%
Other	13.3	—	13.3	17.7	(24.9)%	(24.9)%
Total	$527.7	$(6.9)	$520.8	$691.4	(23.7)%	(24.7)%

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Revenue - Fiscal 2023 Q3	$527.7	$8.2	$519.5

Revenue - Fiscal 2022 Q3	$691.4	$41.7	$649.7

Revenue Lifestyle Group - Fiscal 2023 Q3	$62.8	$—	$62.8

Revenue Lifestyle Group - Fiscal 2022 Q3	$117.7	$27.7	$90.0
(1)Q3 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q3 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED GROSS MARGIN
TO ADJUSTED GROSS MARGIN *
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Gross Profit - Fiscal 2023 Q3	$215.4	$0.4	$(1.6)	$214.2

Gross margin	40.8%			41.2%

Gross Profit - Fiscal 2022 Q3	$277.8	$0.7	$(11.0)	$267.5

Gross margin	40.2%			41.2%
(1)Q3 2023 adjustment reflects $0.4 million of costs associated with divestitures. Q3 2022 adjustment reflects $0.7 million of costs associated with Sweaty Betty® integration.
(2)Q3 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q3 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustment (1)	Divestiture (2)	As Adjusted

Selling, general and administrative expenses - Fiscal 2023 Q3	$188.1	$4.1	$(0.5)	$191.7

Selling, general and administrative expenses - Fiscal 2022 Q3	$219.0	$(2.6)	$(10.0)	$206.4
(1)Q3 2023 adjustments reflect $57.7 million gain on the sale of businesses, trademarks and intangible assets, partially offset by $38.3 million for a non-cash impairment of the Sperry® trade name, $2.3 million of environmental and other related costs net of recoveries, $9.0 million of reorganization costs, $2.0 million of Sperry® store closure costs and $2.0 million of costs associated with divestitures. Q3 2022 adjustments reflect $2.2 million of environmental and other related costs net of recoveries and $0.4 million of costs associated with Sweaty Betty® integration.

(2)Q3 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q3 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted

Operating Profit - Fiscal 2023 Q3	$27.3	$(3.7)	$(1.1)	$22.5

Operating margin	5.2%			4.3%

Operating Profit - Fiscal 2022 Q3	$58.8	$3.3	$(1.0)	$61.1

Operating margin	8.5%			9.4%
(1)Q3 2023 adjustments reflect $57.7 million gain on the sale of businesses, trademarks and intangible assets, partially offset by $38.3 million for a non-cash impairment of the Sperry® trade name, $2.3 million of environmental and other related costs net of recoveries, $9.0 million of reorganization costs, $2.0 million of Sperry® store closure costs and $2.4 million of costs associated with divestitures. Q3 2022 adjustments reflect $2.2 million of environmental and other related costs net of recoveries and $1.1 million of costs associated with Sweaty Betty® integration.

(2)Q3 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q3 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	Divestiture (2)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2023 Q3	$0.11	$(0.03)	$(0.01)	$0.07	$0.04	$0.11

EPS - Fiscal 2022 Q3	$0.48	$—	$(0.01)	$0.47
(1)Q3 2023 adjustment reflects gain on the sale of businesses, trademarks and intangible assets, partially offset by for a non-cash impairment of the Sperry® trade name, environmental and other related costs net of recoveries, reorganization costs, Sperry® store closure costs and costs associated with divestitures. Q3 2022 adjustments reflect environmental and other related costs net of recoveries and costs associated with Sweaty Betty® integration.

(2)Q3 2023 adjustments reflect the Wolverine Leathers business results included in the consolidated condensed statement of operations. Q3 2022 adjustments reflect results for the Keds business, Wolverine Leathers business and Hush Puppies prior to the license model change included in the consolidated condensed statement of operations.

RECONCILIATION OF REPORTED INVENTORY
TO ADJUSTED INVENTORY*
(Unaudited)
(In millions)

	GAAP Basis	Divestiture (1)	As Adjusted

Inventory - 2023 Q3	$563.8	$—	$563.8

Inventory - 2023 Q2	$647.9	$—	$647.9

Inventory - 2023 Q1	$725.9	$—	$725.9

Inventory - 2022 Q4	$745.2	$—	$745.2

Inventory - 2022 Q3	$880.9	$42.1	$838.8

Inventory - 2022 Q2	$639.5	$33.8	$605.7

Inventory - 2022 Q1	$483.3	$32.0	$451.3
(1)Adjustments reflect the Keds business and Wolverine Leathers business inventory included in the consolidated condensed balance sheet.

QUARTERLY REPORTED INVENTORY
AND ADJUSTED INVENTORY*
(Unaudited)
(In millions)

	Q1	Q2	Q3	Q4 (1)

Inventory - 2023	$725.9	$647.9	$563.8	$490.0

Inventory - 2022 (2)	$451.3	$605.7	$838.8	$745.2

Percentage Change	60.8%	7.0%	(32.8)%	(34.2)%
(1)Q4 2023 represent the Company's reported inventory outlook for the period end.
(2)Q1, Q2 and Q3 2022 inventory amounts are adjusted for the Keds business and Wolverine Leathers business.

DIVESTITURE
FINANCIAL SUMMARY
(Unaudited)
(In millions, except per share amounts)

In order to provide visibility regarding the financial impact of completed and planned divestitures, and the impact of the transition of Hush Puppies® from a wholesale model to a license model on July 1, 2023, the Company has provided additional information within the supplemental table below. The items included in the tables represent amounts that are reflected in the reported fiscal 2023 and 2022 results that are related to businesses the Company has sold or announced that the Company does not intend to include the business in the Company's long-term plans. The Company believes providing the following information is helpful to better understand the impact of the divestitures and transition to a license model on the Company's ongoing business.

	Q1	Q2	Q3	Q4	2023 YTD
Revenue - Impact
Keds business (1)	$6.5	$—	$—	$—	$6.5
Wolverine Leathers business (2)	12.5	10.9	8.2	—	31.6
Total Revenue - Impact	$19.0	$10.9	$8.2	$—	$38.1

Operating profit - Impact
Keds business (1)	$(1.9)	$—	$—	$—	$(1.9)
Wolverine Leathers business (2)	1.4	0.8	1.1	—	3.3
Total Operating profit - Impact	$(0.5)	$0.8	$1.1	$—	$1.4

Net earnings per share - Impact	$(0.01)	$0.01	$0.01	$—	$0.01

	Q1	Q2	Q3	Q4	2022 Full-Year
Revenue - Impact
Keds business (1)	$20.4	$24.0	$21.3	$17.1	$82.8
Wolverine Leathers business (2)	18.5	17.7	14.0	8.4	58.6
Hush Puppies (3)	—	—	6.4	4.9	11.3
Total Revenue - Impact	$38.9	$41.7	$41.7	$30.4	$152.7

Operating profit - Impact
Keds business (1)	$1.5	$0.5	$0.4	$(0.9)	$1.5
Wolverine Leathers business (2)	1.4	1.7	0.9	0.4	4.4
Hush Puppies (3)	—	—	(0.3)	(1.4)	(1.7)
Total Operating profit - Impact	$2.9	$2.2	$1.0	$(1.9)	$4.2

Net earnings per share - Impact	$0.03	$0.02	$0.01	$(0.02)	$0.04
(1) The Keds® business line item reflects the revenue and operating profit from sale of Keds® products that will not reoccur after the Company's first period in fiscal 2023 as a result of the sale of the global Keds® business effective February 4, 2023.
(2) The Wolverine Leathers business line item reflects revenue and operating profit from the Wolverine Leathers business that will not reoccur after the Wolverine Leathers business is sold. The Company divested the U.S. Wolverine Leathers business in August 2023 and is currently in an active process to sell the non-U.S. Wolverine Leathers business.
(3) The Hush Puppies® line item represents financial results associated with the Hush Puppies® United States and Canada operations prior to the transition from a wholesale model to a license model on July 1, 2023, net of estimated license revenue.

2023 GUIDANCE RECONCILIATION TABLES
RECONCILIATION OF REPORTED GUIDANCE TO ADJUSTED TO GUIDANCE,
REPORTED DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS
GUIDANCE AND SUPPLEMENTAL INFORMATION*
(Unaudited)
(In millions, except earnings per share)

	GAAP Basis	Divestiture Adjustments (1)	Other Adjustments (2)	As Adjusted

Revenue - Fiscal 2023 Full Year	$2,238 - $2.248	$(45)		$2,193 - $2,203

Gross Margin - Fiscal 2023 Full Year	38.7%	0.4%		39.1%

Operating Margin - Fiscal 2023 Full Year	4.8%	—%	(1.4)%	3.4%

Dilutive EPS - Fiscal 2023 Full Year	$0.35 -$0.40	$(0.02)	$(0.28)	$0.05 - $0.10

Fiscal 2023 Full Year Supplemental information:

Net Earnings	$28 -$32	$(2)	$(22)	$4 - $8

Net Earnings used to calculate diluted earnings per share	$28 - $32	$(2)	$(22)	$4 - $8

Shares used to calculate diluted earnings per share	79.4			79.4
(1)2023 adjustments reflect financial results for the Keds® business and Wolverine Leathers.
(2)2023 adjustments reflect impairment of long-lived assets, debt modification costs, reorganization costs, Sperry® store closure costs and costs associated with divestitures partially offset by gain from the sale of the business, trademarks and intangible assets and estimated environmental and other related costs net of recoveries and reorganization costs.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs net of recoveries, impairment of long-lived assets, reorganization costs, debt modification costs, gain on the sale of businesses, trademarks and intangible assets, Sperry® store closure costs, costs associated with divestitures and costs associated with Sweaty Betty® integration were excluded. The financial results of the ongoing business exclude financial results from the Keds business, Wolverine Leathers business and reflect an adjustment for the transition of our Hush Puppies North America business to a licensing model in the second half of 2023. The Company believes these non-GAAP measures provide useful information to both management and investors by increasing comparability to the prior period by adjusting for certain items that may not be indicative of the Company's core ongoing operating business results and to better identify trends in the Company's ongoing business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to the Company's current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.

The supplemental information included below about transitory supply chain expenses and profit improvement initiative savings are intended to show the quarterly timing of the impact of these items on Gross Profit, Selling, general and administrative expense and Operating profit. The transitory costs are more prominent in the first half of the year and the cost savings are more prominent in the back half the year.

TRANSITORY SUPPLY CHAIN AND
EXCESS INVENTORY EXPENSES - 2023 IMPACT
(Unaudited)
(In millions)

	Costs from 2022 that will be expensed in 2023	Expected additional expense in 2023	Total Impact on 2023	Q1	Q2	Q3	Q4

Gross Profit Impact	$45.0	$20.0	$65.0	$23.0	$19.0	$10.0	$13.0

Selling, general and administrative Impact	$3.0	$2.0	$5.0	$2.0	$1.0	$1.0	$1.0

Operating Profit Impact	$48.0	$22.0	$70.0	$25.0	$20.0	$11.0	$14.0

PROFIT IMPROVEMENT INITIATIVES
2023 SAVINGS IMPACT
(Unaudited)
(In millions)

	Total Savings in 2023	Q1	Q2	Q3	Q4

Gross Profit Benefit	$25.0	$3.0	$7.0	$8.0	$7.0

Selling, general and administrative Benefit	$50.0	$5.0	$8.0	$12.0	$25.0

Operating Profit Benefit	$75.0	$8.0	$15.0	$20.0	$32.0